Exhibit 99.1

News Release
Pentair Reports Second Quarter 2015 Results

•	Second quarter sales of $1.7 billion. Total sales declined 9 percent consisting of a 2 percent decline in core sales and FX translation impact of negative 7 percent.

•	Adjusted EPS decreased 6 percent to $0.96 and adjusted operating margins declined 50 basis points to 14.7 percent compared to second quarter 2014 adjusted results.

•	Free cash flow was $310 million in the quarter and the company expects to deliver full year free cash flow greater than 120 percent of net income.

•	Beginning this quarter, Pentair will exclude non-cash amortization from adjusted EPS guidance to better reflect the company's performance.

•
The company updates 2015 adjusted EPS guidance to a range of $3.80 - $3.90. This excludes approximately $0.45 per share of non-cash amortization. The company's prior adjusted EPS guidance of $3.80 included non-cash amortization.

Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
MANCHESTER, United Kingdom — July 21, 2015— Pentair plc (NYSE: PNR) today announced second quarter 2015 sales of $1.7 billion. Sales were down 9 percent compared to sales for the same period last year. Adjusted second quarter 2015 earnings per diluted share from continuing operations (“EPS”) were $0.96, down 6 percent from adjusted EPS of $1.02 in the second quarter of last year. On a GAAP basis, the company reported EPS of $0.84 compared to EPS of $0.81 in the second quarter of 2014. Amounts excluded from adjusted EPS, adjusted operating income and segment income are described in the attached schedules.
“We had a solid quarter, but we are not satisfied with our results,” said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. "Many of our served markets, especially those in energy and industrial, remain challenged and we do not expect them to recover in the second half of the year. We will continue to aggressively manage our cost structure and drive productivity to work through our near-term challenges. We are also continuing to invest in our high-performing Technical Solutions and Water Quality Systems segments where we see strategic organic and inorganic growth opportunities. We are confident these actions will position Pentair's portfolio for long-term growth and value creation.”
Second quarter 2015 adjusted operating income was $245 million, down 12 percent compared to the same period last year, and adjusted operating margins were 14.7 percent, a decline of 50 basis points when compared to adjusted second quarter 2014 operating margins.
Free cash flow in the quarter was $310 million and was $151 million for the first six months of 2015. The company expects to deliver full year free cash flow greater than 120 percent of net income.
Pentair paid dividends of $0.32 per share in the second quarter of 2015. Pentair previously announced on December 10, 2014 that its Board of Directors approved a 16 percent increase in the company's regular annual cash dividend rate for 2015 to $1.28 from $1.10. 2015 marks the 39th consecutive year that Pentair has increased its dividend.
SECOND QUARTER BUSINESS HIGHLIGHTS
All references to changes in core sales exclude the impact of currency translation. See attached reconciliations of these Non-GAAP measures.
Valves & Controls delivered second quarter 2015 sales of $496 million, down 21 percent versus the prior year quarter. Core sales declined 11 percent year over year for the second quarter and negative FX translation was 10 percent. Backlog decreased 14 percent to $1.2 billion compared to second quarter 2014.

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•
Core sales in the Energy vertical, which accounted for approximately 60 percent of Valves & Controls revenue in the quarter, decreased 10 percent. Core sales to the oil & gas industry were down 5 percent while core sales to the power industry decreased 8 percent. Core sales to the mining industry decreased 34 percent.

•	Core sales in the Industrial vertical, which accounted for approximately 40 percent of Valves & Controls revenue in the quarter, decreased 14 percent.
Valves & Controls delivered second quarter segment income of $51 million, down 42 percent compared to $88 million in the same quarter last year. Second quarter segment margins decreased 360 basis points to 10.3 percent.
Flow & Filtration Solutions second quarter sales were $375 million, down 12 percent versus the prior year quarter. Core sales declined 5 percent in the second quarter and negative FX translation was 7 percent.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 35 percent of Flow & Filtration Solutions revenue in the quarter, decreased 10 percent.

•	Core sales in the Food & Beverage vertical, which accounted for approximately 30 percent of Flow & Filtration Solutions revenue in the quarter, increased 2 percent.

•	Core sales in the Infrastructure vertical, which accounted for approximately 15 percent of Flow & Filtration Solutions revenue in the quarter, decreased 5 percent.

•	Core sales in the Industrial vertical, which accounted for approximately 15 percent of Flow & Filtration Solutions revenue in the quarter, decreased 4 percent.
Flow & Filtration Solutions second quarter segment income of $50 million represented an 8 percent decrease as compared to $54 million in the same period last year. Segment margins increased by 60 basis points to 13.3 percent.
Water Quality Systems delivered second quarter 2015 sales of $388 million, up 3 percent versus the prior year quarter. Core sales grew 6 percent in the second quarter and negative FX translation was 3 percent.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 85 percent of Water Quality Systems revenue in the quarter, increased 5 percent.

•	Core sales in the Food & Beverage vertical, which accounted for approximately 15 percent of Water Quality Systems revenue in the quarter, increased 10 percent.
Water Quality Systems delivered second quarter segment income of $86 million, which represented a 5 percent increase compared to $82 million in the same quarter last year. Second quarter 2015 segment margins increased 40 basis points to 22.1 percent.
Technical Solutions delivered second quarter 2015 sales of $407 million, flat versus the prior year quarter. Core sales grew 6 percent in the second quarter and negative FX translation was 6 percent.

•	Core sales in the Industrial vertical, which accounted for approximately 45 percent of Technical Solutions revenue in the quarter, were up 4 percent.

•	Core sales in the Energy vertical, which accounted for approximately 25 percent of Technical Solutions revenue in the quarter, increased 17 percent.

•	Core sales in the Residential & Commercial vertical, which accounted for approximately 15 percent of Technical Solutions revenue in the quarter, increased 10 percent.

•	Core sales in the Infrastructure vertical, which accounted for approximately 15 percent of Technical Solutions revenue in the quarter, decreased 5 percent.
Technical Solutions delivered second quarter segment income of $81 million, up 5 percent compared to $77 million in the same quarter last year. Second quarter 2015 segment margins increased 110 basis points to 19.9 percent.
OUTLOOK
The company updated its full year 2015 adjusted EPS guidance to a range of $3.80 - $3.90, which excludes approximately $0.45 per share of non-cash amortization. The prior 2015 adjusted EPS guidance of $3.80 included non-cash amortization. On a comparable basis to the company's updated guidance, 2014 adjusted EPS was $4.23 excluding $0.45 of non-cash amortization. The company anticipates full year 2015 sales of $6.4 billion, or down approximately 8 to 9 percent over 2014 sales on a reported basis and down 2 to 3 percent on a core basis. The company expects to generate free cash flow in excess of 120 percent of net income in 2015.

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Going forward, Pentair will exclude non-cash amortization from adjusted EPS guidance to better reflect the company's performance. The company introduced third quarter 2015 adjusted EPS guidance of $0.94 - $0.97, which excludes $0.12 of non-cash amortization, and down approximately 14 percent versus the same quarter last year's adjusted EPS. The company expects third quarter revenue to be approximately $1.6 billion, which would be down approximately 8 to 9 percent on a reported basis and down 2 to 3 percent on a core basis compared to third quarter 2014 revenue.
EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and second quarter 2015 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to achieve the benefits of planned cost take-out actions; the ability to successfully identify, complete and integrate acquisitions; overall global economic and business conditions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the ability to successfully complete the disposition of the remaining portion of the Water Transport business on anticipated terms and timetable; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including in our 2014 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this press release. We assume no obligation, and disclaim any obligation, to update the information contained in this press release.
ABOUT PENTAIR PLC
Pentair plc (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With 2014 revenues of $7.0 billion, Pentair employs approximately 30,000 people worldwide.
PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations & Strategic Planning
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Media Line
Direct: 763-656-5580

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Six months ended
In millions, except per-share data	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net sales	$1,661.2	$1,834.1	$3,136.2	$3,478.1
Cost of goods sold	1,095.0	1,187.8	2,059.8	2,267.7
Gross profit	566.2	646.3	1,076.4	1,210.4
% of net sales	34.1%	35.2%	34.3%	34.8%
Selling, general and administrative	319.3	389.7	628.5	742.2
% of net sales	19.3%	21.3%	20.0%	21.4%
Research and development	29.0	30.2	58.8	59.7
% of net sales	1.7%	1.6%	1.9%	1.7%
Operating income	217.9	226.4	389.1	408.5
% of net sales	13.1%	12.3%	12.4%	11.7%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(0.6)	(0.3)	(1.1)	(0.6)
Loss on sale of business	—	0.2	—	0.2
Net interest expense	18.6	17.9	36.8	34.0
% of net sales	1.1%	1.0%	1.2%	1.0%
Income from continuing operations before income taxes	199.9	208.6	353.4	374.9
Provision for income taxes	46.0	49.4	81.3	90.2
Effective tax rate	23.0%	23.7%	23.0%	24.1%
Net income from continuing operations	153.9	159.2	272.1	284.7
Income (loss) from discontinued operations, net of tax	(1.3)	2.3	(5.6)	1.0
Loss from sale / impairment of discontinued operations, net of tax	(4.8)	—	(4.8)	(5.6)
Net income	$147.8	$161.5	$261.7	$280.1
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.85	$0.82	$1.51	$1.46
Discontinued operations	(0.03)	0.02	(0.06)	(0.02)
Basic earnings per ordinary share	$0.82	$0.84	$1.45	$1.44
Diluted
Continuing operations	$0.84	$0.81	$1.49	$1.44
Discontinued operations	(0.03)	0.01	(0.06)	(0.03)
Diluted earnings per ordinary share	$0.81	$0.82	$1.43	$1.41
Weighted average ordinary shares outstanding
Basic	179.8	193.1	180.1	194.7
Diluted	182.3	196.4	182.6	198.0
Cash dividends paid per ordinary share	$0.32	$0.25	$0.64	$0.50

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	June 27, 2015	December 31, 2014
In millions
Assets
Current assets
Cash and cash equivalents	$147.3	$110.4
Accounts and notes receivable, net	1,170.6	1,205.9
Inventories	1,200.4	1,130.4
Other current assets	383.9	366.8
Current assets held for sale	0.7	80.6
Total current assets	2,902.9	2,894.1
Property, plant and equipment, net	908.5	950.0
Other assets
Goodwill	4,732.1	4,741.9
Intangibles, net	1,587.4	1,608.1
Other non-current assets	416.7	436.2
Non-current assets held for sale	17.1	24.9
Total other assets	6,753.3	6,811.1
Total assets	$10,564.7	$10,655.2
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$5.3	$6.7
Accounts payable	525.9	583.1
Employee compensation and benefits	250.0	305.5
Other current liabilities	675.7	709.1
Current liabilities held for sale	3.1	35.1
Total current liabilities	1,460.0	1,639.5
Other liabilities
Long-term debt	3,260.9	2,997.4
Pension and other post-retirement compensation and benefits	305.1	322.0
Deferred tax liabilities	465.1	528.3
Other non-current liabilities	521.0	497.7
Non-current liabilities held for sale	0.5	6.5
Total liabilities	6,012.6	5,991.4
Equity	4,552.1	4,663.8
Total liabilities and equity	$10,564.7	$10,655.2

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
	Six months ended
In millions	June 27, 2015	June 28, 2014
Operating activities
Net income	$261.7	$280.1
Loss (income) from discontinued operations, net of tax	5.6	(1.0)
Loss from sale / impairment of discontinued operations, net of tax	4.8	5.6
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(1.1)	(0.6)
Depreciation	66.8	69.3
Amortization	55.6	57.5
Deferred income taxes	4.9	9.7
Loss on sale of business	—	0.2
Share-based compensation	19.4	16.5
Excess tax benefits from share-based compensation	(4.6)	(7.8)
Loss (gain) on sale of assets	(8.3)	0.2
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	2.7	40.3
Inventories	(97.6)	(26.5)
Other current assets	(35.6)	(48.9)
Accounts payable	(43.4)	(9.3)
Employee compensation and benefits	(41.2)	(34.7)
Other current liabilities	30.3	92.7
Other non-current assets and liabilities	(24.9)	(26.1)
Net cash provided by (used for) operating activities of continuing operations	195.1	417.2
Net cash provided by (used for) operating activities of discontinued operations	(9.6)	(2.7)
Net cash provided by (used for) operating activities	185.5	414.5
Investing activities
Capital expenditures	(66.8)	(59.6)
Proceeds from sale of property and equipment	23.1	2.7
Acquisitions, net of cash acquired	(99.0)	—
Other	(0.5)	0.3
Net cash provided by (used for) investing activities of continuing operations	(143.2)	(56.6)
Net cash provided by (used for) investing activities of discontinued operations	59.0	—
Net cash provided by (used for) investing activities	(84.2)	(56.6)
Financing activities
Net receipts (repayments) of short-term borrowings	(0.3)	3.9
Net receipts of commercial paper and revolving long-term debt	263.4	198.8
Repayments of long-term debt	(4.3)	(12.9)
Excess tax benefits from share-based compensation	4.6	7.8
Shares issued to employees, net of shares withheld	17.3	31.5
Repurchases of ordinary shares	(200.0)	(450.7)
Dividends paid	(115.6)	(99.1)
Purchase of noncontrolling interest	—	(134.7)
Net cash provided by (used for) financing activities	(34.9)	(455.4)
Effect of exchange rate changes on cash and cash equivalents	(29.5)	6.0
Change in cash and cash equivalents	36.9	(91.5)
Cash and cash equivalents, beginning of period	110.4	256.0
Cash and cash equivalents, end of period	$147.3	$164.5
Free cash flow
Net cash provided by (used for) operating activities of continuing operations	$195.1	$417.2
Capital expenditures	(66.8)	(59.6)
Proceeds from sale of property and equipment	23.1	2.7
Free cash flow	$151.4	$360.3

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2015			2014
In millions	First Quarter	Second Quarter	Six Months	First Quarter	Second Quarter	Six Months
Net sales
Valves & Controls	$429.2	$496.4	$925.6	$531.0	$628.6	$1,159.6
Flow & Filtration Solutions	350.1	374.6	724.7	401.1	424.5	825.6
Water Quality Systems	306.9	387.7	694.6	304.0	377.9	681.9
Technical Solutions	395.8	407.1	802.9	415.3	408.6	823.9
Other	(7.0)	(4.6)	(11.6)	(7.4)	(5.5)	(12.9)
Consolidated	$1,475.0	$1,661.2	$3,136.2	$1,644.0	$1,834.1	$3,478.1
Segment income (loss)
Valves & Controls	$42.0	$51.1	$93.1	$60.9	$87.7	$148.6
Flow & Filtration Solutions	29.1	49.7	78.8	34.7	54.0	88.7
Water Quality Systems	49.3	85.7	135.0	47.7	82.0	129.7
Technical Solutions	72.7	80.8	153.5	79.0	76.6	155.6
Other	(21.9)	(22.4)	(44.3)	(21.7)	(21.0)	(42.7)
Consolidated	$171.2	$244.9	$416.1	$200.6	$279.3	$479.9
Segment income as a percent of net sales
Valves & Controls	9.8%	10.3%	10.1%	11.5%	13.9%	12.8%
Flow & Filtration Solutions	8.3%	13.3%	10.9%	8.7%	12.7%	10.7%
Water Quality Systems	16.1%	22.1%	19.4%	15.7%	21.7%	19.0%
Technical Solutions	18.4%	19.9%	19.1%	19.1%	18.8%	18.9%
Consolidated	11.6%	14.7%	13.3%	12.2%	15.2%	13.8%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2015 to the “Adjusted” non-GAAP excluding the effect of 2015 adjustments (Unaudited)

	Actual		Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter		Full Year
Total Pentair
Net sales	$1,475.0	$1,661.2	approx	$1,595	approx	$6,400
Operating income—as reported	171.2	217.9	approx	188	approx	792
% of net sales	11.6%	13.1%	approx	11.8%	approx	12.4%
Adjustments:
Restructuring and other	—	25.5	approx	30	approx	85
Inventory step-up	—	1.5	approx	2	approx	3
Operating income—as adjusted	171.2	244.9	approx	220	approx	880
% of net sales	11.6%	14.7%	approx	13.8%	approx	13.8%
Net income from continuing operations—as reported	118.2	153.9	approx	130	approx	553
Adjustments, net of tax	—	20.8	approx	25	approx	69
Net income from continuing operations—as adjusted	$118.2	$174.7	approx	$155	approx	$622
Intangible asset amortization, net of tax	21.2	21.6	approx	21	approx	86
Net income from continuing operations—as adjusted, excluding intangible asset amortization	$139.4	$196.3	approx	$176	approx	$708
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.65	$0.84	approx	$0.68 - 0.71	approx	$2.97 - 3.07
Adjustments	—	0.12	approx	0.14	approx	0.38
Diluted earnings per ordinary share—as adjusted	$0.65	$0.96	approx	$0.82 - 0.85	approx	$3.35 - 3.45
Intangible asset amortization	0.11	0.12	approx	0.12	approx	0.45
Diluted earnings per ordinary share—as adjusted, excluding intangible asset amortization	$0.76	$1.08	approx	$0.94 - 0.97	approx	$3.80 - 3.90

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Vertical
for the quarter ending June 27, 2015 (Unaudited)
	Q2 Net Sales Growth
	Core	Currency	Acq./ Div.	Total
Valves & Controls	(11.3)%	(9.7)%	—%	(21.0)%
Industrial	(13.7)%	(7.3)%	—%	(21.0)%
Energy	(9.8)%	(11.1)%	—%	(20.9)%
Flow & Filtration Solutions	(4.8)%	(7.0)%	—%	(11.8)%
Industrial	(3.9)%	(5.4)%	—%	(9.3)%
Residential & Commercial	(9.8)%	(6.9)%	—%	(16.7)%
Food & Beverage	2.4%	(8.7)%	—%	(6.3)%
Infrastructure	(4.6)%	(6.7)%	—%	(11.3)%
Water Quality Systems	5.6%	(3.0)%	—%	2.6%
Residential & Commercial	4.8%	(2.6)%	—%	2.2%
Food & Beverage	10.3%	(4.9)%	—%	5.4%
Technical Solutions	6.0%	(6.4)%	—%	(0.4)%
Industrial	3.6%	(7.2)%	—%	(3.6)%
Residential & Commercial	10.2%	(7.5)%	—%	2.7%
Energy	16.7%	(5.1)%	—%	11.6%
Infrastructure	(4.7)%	(6.3)%	—%	(11.0)%
Total Pentair	(2.5)%	(6.9)%	—%	(9.4)%
Industrial	(6.1)%	(7.0)%	—%	(13.1)%
Residential & Commercial	1.3%	(4.4)%	—%	(3.1)%
Energy	(5.0)%	(9.7)%	—%	(14.7)%
Food & Beverage	5.2%	(7.3)%	—%	(2.1)%
Infrastructure	(3.9)%	(6.4)%	—%	(10.3)%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2014 to the “Adjusted” non-GAAP excluding the effect of 2014 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,644.0	$1,834.1	$1,758.4	$1,802.5	$7,039.0
Operating income—as reported	182.1	226.4	267.4	176.0	851.9
% of net sales	11.1%	12.3%	15.2%	9.8%	12.1%
Adjustments:
Restructuring and other	17.0	44.1	—	48.5	109.6
Pension and other post-retirement mark-to-market loss	—	—	—	49.9	49.9
Redomicile related expenses	1.5	8.8	—	—	10.3
Operating income—as adjusted	200.6	279.3	267.4	274.4	1,021.7
% of net sales	12.2%	15.2%	15.2%	15.2%	14.5%
Net income from continuing operations—as reported	125.5	159.2	192.5	129.8	607.0
Adjustments, net of tax	16.4	41.5	—	66.8	124.7
Net income from continuing operations—as adjusted	$141.9	$200.7	$192.5	$196.6	$731.7
Intangible asset amortization, net of tax	21.7	22.0	21.5	20.8	86.0
Net income from continuing operations—as adjusted, excluding intangible asset amortization	$163.6	$222.7	$214.0	$217.4	$817.7
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.63	$0.81	$1.00	$0.70	$3.14
Adjustments	0.08	0.21	—	0.36	0.64
Diluted earnings per ordinary share—as adjusted	$0.71	$1.02	$1.00	$1.06	$3.78
Intangible asset amortization	0.11	0.11	0.11	0.11	0.45
Diluted earnings per ordinary share—as adjusted, excluding intangible asset amortization	$0.82	$1.13	$1.11	$1.17	$4.23